Exhibit 32.1
CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Fortress International Group, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report for the year ended December 31, 2007 of the Company, as amended, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Amendment No. 2 to Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 3, 2008	/s/ Thomas P. Rosato
Thomas P. Rosato Chief Executive Officer [Principal Executive Officer]

Dated: October 3, 2008	/s/ Timothy C. Dec
Timothy C. Dec Chief Financial Officer [Principal Financial Officer]